Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ADDENDUM NO. 7 DATED 09 SEPTEMBER AUGUST 2022

to

CONTRACT FOR THE PROVISION OF AN FPSO

for

the Etame Field

dated 20th August 2001 (as amended, supplemented and novated as described below)

-between-

Vaalco Gabon S.A. ("Company")

-and-

Tinworth Pte. Limited ("Contractor")

-and-

Tinworth Gabon S.A. ("Operator")

We refer to:

A.

the Contract for the Provision of an FPSO dated 20 August 2001 (the "Original Contract") and made between (i) Vaalco Gabon (Etame), Inc. ("Vaalco") and (ii) Tinworth Limited ("Tinworth") in respect of the provision of the FPSO "PETROLEO NAUTIPA";

B.	Addendum No. 1 to the Original Contract dated 12 October 2001 and made between (i) Vaalco and (ii) Tinworth;

C.	Amendment No. 1 to the Original Contract (as amended) entered into on 28 June 2002 and made between (i) Vaalco and (ii) Tinworth;

D.	Addendum No. 1 dated 31 March 2005 to the Original Contract (as amended) and made between (i) Vaalco and (ii) Tinworth;

E.

a Deed of Assignment and Novation dated 13 December 2005 (the "2005 Novation Agreement") and made between (i) Tinworth (as Seller) (ii) Vaalco (as Charterer) and (iii) the Contractor (as Buyer), by which the Original Contract (as amended and supplemented by the above-mentioned Addenda and Amendment Agreement) was novated to and in favour of the Contractor (the Original Contract, as so amended and supplemented, as novated by the 2005 Novation Agreement, being referred to as the "2005 Novated Contract");

F.	Addendum No. 2 to the 2005 Novated Contract dated 16 October 2007 ("Addendum No. 2") and made between (i) Vaalco and (ii) the Contractor;

G.	Addendum No. 3 to the 2005 Novated Contract (as amended and supplemented by Addendum No. 2) dated 29 June 2012 ("Addendum No. 3") and made between (i) Vaalco and (ii) the Contractor;

H.

Addendum No. 4 to the 2005 Novated Contract (as amended and supplemented by Addendum No. 2 and Addendum No. 3) entered into on 29 June 2012 (expressed to take effect as of 1 January 2012) and made between (i) Vaalco and (ii) Tinworth (as supplemented by a letter addressed by the Contractor to the Company dated 1 February 2013, "Addendum No. 4");

I.

An agreement entered into on 31 December 2012 (the "Assumption Agreement") and made between (i) Vaalco, (ii) the Contractor and (iii) the Operator by which it was agreed that, on and with effect from 1 January 2012, the Operator would assume responsibility for the provision of certain services under the 2005 Novated Contract (as amended and supplemented by Addendum No. 2, Addendum No. 3 and Addendum No. 4) and the Contractor would remain responsible for provision of the FPSO;

J.

Addendum No. 5 to the 2005 Novated Contract (as amended and supplemented by Addendum No. 2, Addendum No. 3 and Addendum No. 4) entered into on 4 March 2016 ("Addendum No. 5") and made between (i) Vaalco, (ii) the Contractor and (iii) the Operator;

K.

a Deed of Novation dated 22 June 2017 (the "Novation Agreement") and made between (i) the Contractor, (ii) the Operator, (iii) Vaalco (as the original party) and (iv) the Company (as new party), by which the 2005 Novated Contract (as amended and supplemented by the above mentioned Addenda and Amendment Agreement) was novated to and in favour of the Company (the 2005 Novated Contract, as so amended and supplemented, as novated by the Novation Agreement, being referred to as the "Novated Contract"); and

L.	Addendum No. 6 to the Novated Contract entered into on 22 October 2020 between (i) the Company, (ii) the Contractor and (iii) the Operator.

The Novated Contract as amended by Addendum No. 6 being referred to in this Addendum as the "Contract".

IT IS HEREBY AGREED as follows -

1.

Words and expressions defined in the Contract shall have the same meaning when used in this Addendum unless amended pursuant to this Addendum. For the purposes of this Addendum the expression "Effective Date" shall mean 20 August 2022.

2.	On and with effect from the Effective Date, the Contract shall be, and is hereby amended, as follows:

a)	The following defined terms are hereby inserted in Article 1:

"Completion Date

The later to occur of (i) the Demobilisation Date and (ii) the date on which all authorisations and permits required for the FPSO and Contractor Group's equipment, materials and supplies related to the FPSO to leave Gabonese waters have been obtained in accordance with Article 16.3."

"Demobilisation Work Scope

The works, services and activities which need to be performed following the Production Cessation Date before the FPSO can be permanently demobilised from the FPSO Site as provided in Appendix A, Section D (Demobilzation)."

[*****]	[*****]
"Production Cessation Date	23:59 Gabon local time on October 4, 2022 by which time all production must cease in order for the Demobilisation Work Scope to commence."

b)	The definition of "Contract Period" in Article 1 is hereby deleted in full and replaced with the following:

"Contract Period	Shall have the meaning set out in Article 10.1."

c)	The definition of "Demobilisation Date" in Article 1 is hereby deleted in full and replaced with the following:

"Demobilisation Date

The date on which the towage of the FPSO from the FPSO Site to anchorage or the bay area nearshore Gabon (such location to be agreed between the Parties), following completion of the Demobilisation Work Scope, has been completed."

d)	Article 10.1 is hereby deleted in full and replaced with the following:

"10.1         The Contract Period shall be the period beginning at the Commencement Date and ending on the Completion Date."

e)	Article 10.2 is hereby deleted in full.

f)	Article 10.3 is hereby deleted in full.

g)	Article 11 (Redelivery) is hereby deleted in full and replaced with the following:

"11.1         The FPSO shall, as soon as practical following the completion of the Demobilisation Work Scope (unless lost or a constructive total loss or under requisition or as otherwise provided in Articles 30 and 31) be towed by the Contractor and/or Operator from the FPSO Site, and off of the ETAME MARIN PSC area, by no later than 31 March 2023 (unless prevented by any Company breach of Contract). Demobilisation shall be in accordance with Appendix A, Section D, and compensated as per Appendix B, Section 7.

11.2         The Company shall undertake the responsibility in cost and time to ensure that (i) all oil cargoes are offloaded and (ii) the FPSO is safely disconnected from the risers and umbilicals (as the case may be) latest within 30 calendar days of the Production Cessation Date and Operator shall provide all reasonable assistance to Company to effect same.

11.3         The Company shall make available to Contractor and/or Operator, within two weeks of Contractor's and/or Operator's written request to Company, the necessary marine spread, under contract by the Company at the time, for any required removal activities to be carried out by the Contractor and/or Operator including but not limited to disconnection and retrieval (whether before or after the Demobilisation Date) of the mooring system and towage of the FPSO from the FPSO Site to anchorage or the bay area nearshore Gabon (such location to be agreed between the Parties). The cost of using any such marine spread (including fuel costs) for such Contractor and/or Operator activities for up to eight (8) calendar days shall be borne by the Company. The direct and documented cost of using any such marine spread (including fuel costs) for such Contractor and/or Operator activities for any period beyond eight (8) calendar days, shall be borne by Operator subject always to an aggregate cap of USD25,000 per day per vessel including fuel, which shall reimburse the Company following receipt from the Company of the supporting documents for such costs incurred by Company up to an aggregate cap of USD25,000 per day per vessel including fuel. Any use of the marine spread by Contractor and/or Operator beyond eight (8) calendar days shall take into consideration the operational requirements of the Company and Contractor and/or Operator. The Company and Contractor and/or Operator shall execute a sub-charter covering the period during which Contractor and/or Operator utilize the marine spread.

11.4         [*****]

11.5         Unless laws and regulations applicable at the FPSO Site prohibit such abandonment, the Company agrees that the Operator and the Contractor may in their sole discretion abandon the mooring chains, anchor legs and anchors following disconnection of the FPSO. In the event the Contractor and/or Operator is (i) legally obligated or (ii) in Contractor's and/or Operator's discretion, wishes to recover the mooring chains, anchor legs and/or anchors, the Company shall allow the Contractor and/or Operator access to the FPSO Site and provide the necessary marine spread for such recovery works in accordance with Article 11.3.

h)	The second sentence of Article 18.2 is hereby deleted in full and replaced with the following"

[*****]

i)	Appendix A, Section D (Demobilization) is hereby deleted in full and replaced with the following:

"D.         DEMOBILISATION

Upon completion of the Demobilisation Work Scope the Contractor shall disconnect the FPSO from the mooring system and demobilise the FPSO from the FPSO Site using marine spread to be provided by Company in accordance with Article 11.3.

The Company shall arrange for full and final offloading of all oil cargoes to be completed within 30 calendar days of the Production Cessation Date so as to allow Contractor free tankage to facilitate tank cleaning and flushing operations.

The Demobilisation Work Scope shall be completed on completion of all the following events:

●	The Production Cessation Date has occurred and production has ceased;

●	All subsea lines have been flushed;

●	Risers and umbilicals have been disconnected;

●	Process plant has been degassed and pronounced non-hazardous and gas-free;

●	Final offloading has taken place and cargo tanks have been COWed and/or flushed, as appropriate;

●	[*****]

●	All other works as set out in Annex 1 to Addendum No. 7 (Responsibilities Matrix).

j)

Appendix B, Section 2 (Operating Day Rate) as previously amended is hereby deleted in full. The Parties agree that the Operating Day Rate applicable from and including the Effective Date until and including the Production Cessation Date (regardless of whether actual production ceases prior to the Production Cessation Date) shall be [*****]. Contractor and/or Operator shall ensure the FPSO maintains storage capacity necessary for Company to offload a minimum of 600,000 barrels from the Effective Date through to 25 September 2022 at the latest, by which date the Company shall have completed offtake of the majority of the oil cargo quantities on board at that time. For the avoidance of any doubt, Tariffs (as per Addendum No. 4) shall remain payable by Company to the Contractor.

k)	Appendix B, Section 7 is hereby deleted in full and replaced with the following:

[*****]

In addition, the Company shall pay the Operator [*****]("Demob Day Rate") from and including 5 October 2022 until and including 2 January 2023 regardless of whether the Completion Date has occurred."

3.

The FPSO's current class certificate is due to expire on 2 November 2022. Extension or renewal of the current class certificate is required in order for the Demobilisation Work Scope to be completed. The Contractor undertakes to plan and pay for a class certificate extension or renewal in accordance with Classification Society rules. Based on recent discussions between the Contractor and the Classification Society, inter alia, an underwater inspection in lieu of dry-docking ("UWILD") will need to be completed by 20 October 2022 at the latest. The Contractor shall use reasonable endeavours to minimise the reduction in production and/or offloading attributable to any class related inspections and/or works which take place prior to the Production Cessation Date and, schedule the UWILD and other any class related inspections and/or works to take place after the Production Cessation Date. The Company undertakes to co-operate in good faith with the Contractor in achieving the re-classification of the FPSO, including inter alia to allow the Contractor management of the FPSO's tanks and systems so that maintenance, inspections and/or testing can be undertaken. The Company shall pay the Operator's and Contractor’s direct and documented costs for the marine spread (including but not limited to fuel costs, divers costs and dive gear costs) required for the UWILD following receipt from the Operator and/or Contractor of the supporting documents for such costs incurred up to a maximum of USD 460,000 ("UWILD Costs").

4.

The Company hereby agrees that it shall remain responsible for (i) the supply of goods and services and (ii) payment for goods and services, marked as falling within Company's responsibility pursuant to Appendix A – Attachment 1 (Schedule of Responsibilities) to the Contract and Annex 1 to Addendum No. 7 (Responsibilities Matrix) through 2 January 2023. In the event of a conflict, the provisions of Annex 1 to Addendum No. 7 (Responsibilities Matrix) shall prevail. In the event of a conflict between any provisions in the body of Addendum No. 7 and the provisions in Annexes, the provisions in the body of Addendum No. 7 shall prevail.

5.

Vaalco Energy Inc. (the "Vaalco Guarantor"), by signing this Addendum hereby confirms its approval to the matters set out in the forgoing provisions of this Addendum and affirms its Guarantee dated 22 June 2017 (the "Vaalco Guarantee"), which shall remain in full force and effect, and further agrees and confirms that all references in the Vaalco Guarantee to the Contract shall be construed as if they were references to the Contract as defined in this Addendum.

6.

The Company shall procure that each of the Co-venturers in writing confirms its approval to the matters set out in the forgoing provisions of this Addendum including, without limitation, the amendments to the Contract and affirms the guarantee issued by each of the Co-venturers in favour of the Contractor, and further that each of the Co-venturers agrees and confirms that all references in the said guarantee to the Contract shall be construed as if they were references to the Contract as defined in and amended by this Addendum.

7.	The provisions of Article 34 (Law and Jurisdiction) of the Contract shall apply to this Addendum.

8.	All the provisions of the Contract shall (save and except as provided in this Addendum) remain in full force and effect.

9.	This Addendum shall be deemed to be an integral part of, and read as one with, the Contract.

10.

This Addendum may be executed in counterparts, each of which, when executed, shall be an original, and the counterparts together shall constitute one and the same instrument; provided that no party shall be bound by this Addendum unless and until all parties have executed a counterpart.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, each of the following have each executed this Addendum on the date stated at the beginning of it.

Signed for and on behalf of

VAALCO GABON S.A.

/s/ Thor Pruckl

_______________________

Name: Thor Pruckl

Title: EVP

Signed for and on behalf of

VAALCO ENERGY INC.

/s/ George Maxwell

_______________________

Name: George Maxwell

Title: CEO

Signed for and on behalf of

TINWORTH PTE. LIMITED

/s/ Kei Ikeda

_______________________

Name: Kei Ikeda

Title: Director

Signed for and on behalf of

TINWORTH GABON S.A.

/s/ Elmo Davids

_______________________

Name: Elmo Davids

Title: Asset Manager

ANNEX 1

RESPONSIBILITY MATRIX

FPSO PETROLEO NAUTIPA DISCONNECTION & DEMOBILIZATION

RESPONSIBILITY MATRIX & SCOPE OF WORK

[*****]